Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of NovaBay Pharmaceuticals, Inc. on Form S-8 of our report dated March 26, 2010, appearing in the Annual Report on Form 10-K of NovaBay Pharmaceuticals, Inc. for the year ended December 31, 2009, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Registration Statement.

/s/ Davidson & Company LLP

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

January 31, 2011